6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

Coventry Health Care Reports Fourth Quarter Earnings of $0.60 per Diluted Share

Reiterates 2009 Guidance

BETHESDA, Md. (February 10, 2009) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended December 31, 2008. Operating revenues totaled $3.0 billion for the quarter with net earnings of $88.2 million, or $0.60 per diluted share. For the year ended December 31, 2008, total revenues were $11.9 billion with net earnings of $381.9 million, or $2.54 per diluted share.

“With the fourth quarter results as expected and 2008 behind us, we are pleased to reiterate 2009 guidance. The Company is completely focused on achieving 2009 guidance and expanding margins in 2010 and beyond,” said Allen F. Wise, chief executive officer of Coventry.

Fourth Quarter 2008 Highlights

•	Revenues increased 8.3% from the prior year quarter
•	Continued growth in Medicare Advantage, Medicare Part D, and Individual risk membership
•	Strong balance sheet and liquidity position
o	$440 million of deployable free cash and Treasuries on hand
o	Investment portfolio reflects a net unrealized gain position at year-end
•

On a “same store” basis (e.g., excluding Vista), health plan commercial group risk premium yield increased 4.1% over the same prior year period, a sequential increase from 3.8% in the third quarter of 2008

Full Year 2008 Highlights

•	Revenues increased 20.6% from the prior year
•	Medicare Advantage growth of 97,000 members from the prior year, an increase of 34%
•	Third consecutive year of strong performance for Medicare Part D including growth of 227,000 members from the prior year, an increase of 32%
•	Continued growth in commercial small group risk and Individual risk membership
•	GAAP cash flows from operations were $627.4 million, or 164% of net income

2009 Full Year Guidance (All metrics are consistent with previously provided guidance)

•	Risk revenue of $11.8 billion to $12.4 billion
•	Management services revenue of $1.26 billion to $1.33 billion
•	Consolidated revenue of $13.06 billion to $13.73 billion
•	Consolidated Medical Loss Ratio (MLR%) of 84.8% to 85.4%
•	Cost of sales expense of $205.0 million to $220.0 million
•	Selling, general, and administrative expense (SG&A) of $2.275 billion to $2.350 billion
o	Includes 2009 network spend of $40.0 million to $50.0 million
•	Depreciation and amortization expense of $146.0 million to $156.0 million
•	Other income of $77.0 million to $87.0 million
•	Interest expense of $90.0 million to $96.0 million
•	Tax rate of 37.2% to 37.8%
•	Diluted share count of 141.0 million to 145.0 million shares
•	GAAP EPS on a diluted basis of $1.70 to $1.90
o	EPS midpoint of $2.00 excluding 2009 network spend

Mr. Allen F. Wise, chief executive officer of Coventry, will host a conference call at 8:00 a.m. ET on Tuesday, February 10, 2009. To listen to the call, dial toll-free at (888) 726-2459 or, for international callers, (913) 312-0855. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast from Coventry’s Investor Relations website at www.coventryhealthcare.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission. A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 4571012.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2007 and Coventry’s Form 10-Q for the quarter ended September 30, 2008. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Operating revenues:
Managed care premiums	$2,671,463	$2,448,048	$10,563,163	$8,689,633
Management services	348,385	339,846	1,350,483	1,189,898
Total operating revenues	3,019,848	2,787,894	11,913,646	9,879,531

Operating expenses:
Medical costs	2,237,629	1,918,933	8,868,579	6,920,531
Cost of sales	56,562	36,001	195,600	93,808
Selling, general, administrative	558,986	506,768	2,079,912	1,789,991
Depreciation and amortization	35,707	42,544	150,226	142,569
Total operating expenses	2,888,884	2,504,246	11,294,317	8,946,899

Operating earnings	130,964	283,648	619,329	932,632
Operating earnings percentage of total revenues	4.3%	10.2%	5.2%	9.4%

Interest expense	25,840	26,195	96,386	82,217
Other income, net	30,444	37,561	82,833	144,455

Earnings before income taxes	135,568	295,014	605,776	994,870

Provision for income taxes	47,327	110,679	223,881	368,776
Net earnings	$88,241	$184,335	$381,895	$626,094

Net earnings per share, basic	$0.60	$1.20	$2.56	$4.04
Net earnings per share, diluted	$0.60	$1.18	$2.54	$3.98

Weighted average shares outstanding, basic	146,813	153,637	148,893	154,884
Weighted average shares outstanding, diluted	147,159	155,961	150,208	157,357

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31,	September 30,	December 31,
	2008	2008	2007
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,123,114	$1,058,372	$945,535
Short-term investments	338,129	42,923	155,248
Accounts receivable, net	293,636	295,199	263,021
Other receivables, net	524,803	440,328	313,350
Other current assets	130,808	132,449	169,547
Total current assets	2,410,490	1,969,271	1,846,701

Long-term investments	1,709,878	1,580,961	1,758,454
Property and equipment, net	308,016	306,729	321,287
Goodwill	2,695,025	2,679,201	2,573,325
Other intangible assets, net	546,168	562,763	590,419
Other long-term assets	57,821	72,213	68,605
Total assets	$7,727,398	$7,171,138	$7,158,791

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,446,391	$1,440,326	$1,161,963
Accounts payable and accrued liabilities	474,561	437,093	518,806
Deferred revenue	104,823	121,453	69,052
Total current liabilities	2,025,775	1,998,872	1,749,821

Long-term debt, net	1,902,472	1,472,315	1,662,021
Other long-term liabilities	368,482	392,942	445,470
Total liabilities	4,296,729	3,864,129	3,857,312

Stockholders’ equity	3,430,669	3,307,009	3,301,479

Total liabilities and stockholders’ equity	$7,727,398	$7,171,138	$7,158,791

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Year Ended
	December 31, 2008	December 31, 2008

Cash flows from operating activities:
Net earnings	$88,241	$381,895
Adjustments to earnings:
Depreciation and amortization	35,707	150,226
Amortization of stock compensation	15,027	60,582
Loss on other-than-temporarily impaired securities	—	36,160
Changes in assets and liabilities:
Accounts receivable, net	1,563	(28,699)
Medical liabilities	5,271	276,417
Accounts payable and other accrued liabilities	36,193	(45,115)
Deferred revenue	(16,630)	34,703
Other operating activities	(119,704)	(238,813)
Net cash flows from operating activities	45,668	627,356

Cash flows from investing activities:
Capital expenditures, net	(20,819)	(69,371)
Payments for investments, net of sales and maturities	(391,551)	(172,052)
Payments for acquisitions, net of cash acquired	(1,690)	(137,374)
Net cash flows from investing activities	(414,060)	(378,797)

Cash flows from financing activities:
Proceeds from issuance of stock	360	7,233
Payments for repurchase of stock	(201)	(323,137)
Proceeds from issuance of debt, net	543,409	668,409
Payments for retirement of debt	(108,872)	(423,872)
Excess tax benefit from stock compensation	(1,562)	387
Net cash flows from financing activities	433,134	(70,980)

Net change in cash and cash equivalents for current period	64,742	177,579
Cash and cash equivalents at beginning of period	1,058,372	945,535
Cash and cash equivalents at end of period	$1,123,114	$1,123,114

Cash and Investments:
Cash and cash equivalents	$1,123,114	$1,123,114
Short-term investments	338,129	338,129
Long-term investments	1,709,878	1,709,878
Total cash and investments	$3,171,121	$3,171,121

            COVENTRY HEALTH CARE, INC.

           SELECTED OPERATING STATISTICS

        (Unaudited)

	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007	Total 2006
Membership by Product (000s)
Commercial Group Risk		1,477	1,497	1,502	1,505	1,580	1,457
Health Plan ASO		714	720	765	761	750	621
Other ASO		633	641	645	646	783	866
Total Commercial Division		2,824	2,858	2,912	2,912	3,113	2,944

Medicare Advantage		380	377	372	319	283	80
Medicare Part D		931	910	874	853	704	687
Total Medicare		1,311	1,287	1,246	1,172	987	767

Medicaid Risk		371	386	493	488	480	373
Individual		122	117	111	104	93	23
Total Indiv./Gov’t Division		1,804	1,790	1,850	1,764	1,560	1,163

Total Membership		4,628	4,648	4,762	4,676	4,673	4,107

Revenue by Product (000s)
Commercial Group Risk	$5,169,773	$1,294,554	$1,295,519	$1,291,560	$1,288,140	$4,785,095	$4,580,165
Commercial ASO(1)	351,699	96,832	86,402	82,323	86,142	410,071	418,304
Total Commercial Division	$5,521,472	1,391,386	1,381,921	1,373,883	1,374,282	5,195,166	4,998,469

Medicare Risk	4,024,946	1,039,130	995,987	997,406	992,423	2,871,605	1,484,548
Medicaid Risk	1,087,189	259,926	260,060	285,024	282,179	928,259	762,093
Medicaid ASO	179,526	43,130	49,593	43,191	43,612	185,490	184,503
Individual Risk	234,792	62,826	60,519	57,892	53,555	104,673	30,495
Total Indiv./Gov’t Division	5,526,453	1,405,012	1,366,159	1,383,513	1,371,769	4,090,027	2,461,639

Specialty Premium Revenue	82,202	29,768	25,855	18,842	7,737	-	-
Specialty Services Revenue	826,884	210,658	214,040	210,454	191,732	599,940	280,209
Specialty Division(1)	909,086	240,426	239,895	229,296	199,469	599,940	280,209

Total Premiums	10,598,902	2,686,204	2,637,940	2,650,724	2,624,034	8,689,633	6,857,301
Total Management Services	1,358,109	350,620	350,035	335,968	321,486	1,195,501	883,016
Other/Eliminations	(43,365)	(16,976)	(12,690)	(8,788)	(4,912)	(5,603)	(6,561)
Total Revenue	$11,913,646	$3,019,848	$2,975,285	$2,977,904	$2,940,608	$9,879,531	$7,733,756

Consolidated Coventry
Operating Income % of Revenues	5.2%	4.3%	5.6%	4.2%	6.6%	9.4%	10.9%

SGA % of Revenues	17.5%	18.5%	17.3%	16.7%	17.3%	18.1%	17.3%

Total Medical Liabilities (000s)(2)		$1,243,620	$1,209,560	$1,126,396	$ 1,027,194	$ 996,859	$ 719,426
Days in Claims Payable (DCP) (2)		54.75	54.94	49.69	50.71	50.82	54.97

Total Debt (millions)		$ 1,902.5	$ 1,472.3	$ 1,472.3	$ 1,662.1	$ 1,662.0	$ 760.5
Total Capital (millions)		$ 5,333.1	$ 4,779.3	$ 4,789.0	$ 4,949.5	$ 4,963.5	$ 3,713.5
Debt to Capital		35.7%	30.8%	30.7%	33.6%	33.5%	20.5%

COVENTRY HEALTH CARE, INC.

REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Total 2008	Q4 2008	Q3 2008	Q2 2008	Q1 2008	Total 2007	Total 2006
Revenue PMPM
Health Plan Commercial Group Risk	$286.30	$289.71	$286.73	$285.32	$ 283.50	$ 273.76	$ 260.69
Medicare Advantage(3)	$862.60	$862.79	$856.90	$879.79	$ 849.60	$ 837.69	$ 857.28
Medicare Part D(4)	$ 88.34	$ 89.16	$ 85.64	$ 89.92	$ 88.64	$ 99.57	$ 103.77
Medicaid Risk	$208.50	$228.33	$226.08	$193.59	$ 194.16	$ 183.77	$ 167.30

MLR %
Consolidated Total	84.0%	83.8%	83.8%	85.8%	82.5%	79.6%	79.3%

Health Plan Commercial Group Risk	81.7%	83.2%	82.3%	82.7%	78.8%	78.3%	77.8%
Medicare Advantage	89.0%	90.9%	88.4%	93.2%	82.8%	80.5%	79.4%
Medicare Part D	84.1%	58.8%	78.5%	86.0%	103.2%	78.1%	84.5%
Medicaid Risk	85.3%	85.9%	84.2%	86.4%	84.4%	87.3%	85.6%

Explanatory Notes

1)

The Specialty Business Division includes revenue from the rental network line of business (previously reported in the Commercial Business Division) effective January 1, 2008. Prior period balances have been reclassified for consistency.

2)	“Total Medical Liabilities” and “Days in Claims Payable” are calculated consistently with prior disclosures to include the results from health plan and Medicare Advantage PFFS businesses.

3)	Revenue PMPM excludes the impact of revenue ceded to external parties.

4)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.